SUBSIDIARIES OF FAIRFIELD COMMUNITIES, INC.


Fairfield Communities, Inc.                                     Delaware
Apex Marketing, Inc.                                            Arkansas
Fairfield Acceptance Corporation - Nevada                       Delaware
Fairfield Capital Corporation                                   Delaware
Fairfield Funding Corporation                                   Delaware
Fairfield Funding Corporation II                                Delaware
Fairfield Receivables Corporation                               Delaware
Fairfield Bay, Inc.                                             Arkansas
Fairfield Flagstaff Realty, Inc.                                Arizona
Fairfield Glade, Inc.                                           Tennessee
Fairfield Homes Construction Company                            Florida
Fairfield Management Services, Inc.                             Florida
Fairfield Mortgage Acceptance Corporation                       Delaware
Fairfield Mortgage Corporation                                  Arkansas
Fairfield Mountains, Inc.                                       North Carolina
Fairfield Myrtle Beach, Inc.                                    Delaware
Fairfield Pagosa Realty, Inc.                                   Colorado
Fairfield Sapphire Valley, Inc.                                 North Carolina
Fairfield Vacation Resorts, Inc.                                Delaware
Fairfield Virgin Islands, Inc.                                  Delaware
Imperial Life Insurance Company                                 Arkansas
Ocean Ranch Development, Inc.                                   Florida
Palm Resort Group, Inc.                                         Florida
Shirley Realty Company                                          Arkansas
Suntree Development Company                                     Florida
The Florida Companies                                           Florida
Vacation Break, U.S.A., Inc.                                    Florida
Atlantic Marketing Realty, Inc.                                 Florida
Resorts Title, Inc.                                             Florida
Sea Gardens Beach and Tennis Resort, Inc.                       Florida
Serenity Yacht Club, Inc.                                       Florida
Vacation Break at Ocean Ranch, Inc.                             Florida
Vacation Break Management, Inc.                                 Florida
Vacation Break Resorts at Palm Aire, Inc.                       Florida
Vacation Break Resorts at Star Island, Inc.                     Florida
Vacation Break Resorts, Inc.                                    Florida
Vacation Break Welcome Centers, Inc.                            Florida
Vacation Break International Limited                            Bahamas
Vacation Break Marketing Company Limited                        Bahamas

                              PARTNERSHIPS
Davis Beach Company (50%)                                       Virgin Islands
Ocean Ranch Vacation Group (100%)                               Florida
Palm Vacation Group (100%)                                      Florida
Port Lucaya Resort Company Limited (50%)                        Bahamas